Exhibit 10.1

SECOND AMENDMENT

TO

SECOND AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This Second Amendment to Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 30th day of June, 2016, by and between (a) SILICON VALLEY BANK, a California corporation with a loan production office located at 380 Interlocken Crescent, Suite 600, Broomfield, Colorado 80021 (“Bank”), and (b) (i) MATTERSIGHT CORPORATION, a Delaware corporation (“Mattersight Corporation”), (ii) MATTERSIGHT EUROPE HOLDING CORPORATION, a Delaware corporation (“Mattersight Europe”), and (iii) MATTERSIGHT INTERNATIONAL HOLDING, INC., an Illinois corporation (“Mattersight International”; and together with Mattersight Corporation and Mattersight Europe, jointly and severally, individually and collectively, “Borrower”).

Recitals

A. Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of March 10, 2015, as amended by that certain First Amendment to Second Amended and Restated Loan and Security Agreement, dated as of March 25, 2016 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) make certain revisions to the “Liquidity” financial covenant contained in Section 6.7(b) thereof, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 6.7(b) (Liquidity). Section 6.7(b) is amended in its entirety and replaced with the following:

“(b) Liquidity. Maintain at all times, to be certified by Borrower as of the last day of each month, the sum of (i) unrestricted cash at Bank plus (ii) the unused Availability Amount, in an amount equal to or greater than (i) except as described in clause (ii) of this Section 6.7(b), Seventeen Million Dollars ($17,000,000); and (ii) for the period commencing June 1, 2016 through and including July 31, 2016, Fourteen Million Dol1ars ($14,000,000).”

2.2 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement; and provided further, that if such rate of interest is not published or does not appear in the money rates section of The Wall Street Journal, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank-announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors), until such time as the Prime Rate becomes available in accordance with past practices.

2.3 Exhibit A (Compliance Certificate). The Compliance Certificate is amended in its entirety and replaced with the Compliance Certificate in the form of Exhibit A attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower previously delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. No Defenses of Borrower. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

6. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto; and (b) Borrower’s payment of (i) an amendment fee in an amount equal to Thirty Five Thousand Dollars ($35,000.00), and (ii) Bank’s legal fees and expenses incurred in connection with the existing Loan Documents and this Amendment.

9. Anniversary Fee. Borrower shall pay to Bank an anniversary fee of Fifty Six Thousand Two Hundred Fifty Dollars ($56,250.00), which shall be fully earned, non-refundable and due and payable on March 25, 2017 (the first anniversary of the First Amendment Effective Date).

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

MATTERSIGHT CORPORATION

By:	/s/ David Gustafson
Name:	David Gustafson
Title:	EVP, COO | Interim CFO

MATTERSIGHT EUROPE HOLDING CORPORATION

By:	/s/ David Gustafson
Name:	David Gustafson
Title:	Interim CFO

MATTERSIGHT INTERNATIONAL HOLDING, INC.

By:	/s/ David Gustafson
Name:	David Gustafson
Title:	Treasurer

BANK:

SILICON VALLEY BANK

By:	/s/ Brian Powers
Name:	Brian Powers
Title:	VP

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